SUB ITEM 77Q1(a)

An Amendment, dated November 14, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust IX, dated December 16, 2004, is contained in Post-Effective Amendment No. 68 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on February 26, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.